UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2007

Enpath Medical, Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-19467	41-1533300
(Commission File Number)	(IRS Employer Identification No.)

2300 Berkshire Lane North
Minneapolis, Minnesota	55441
(Address of Principal Executive Offices)	(Zip Code)

15301 Highway 55 West, Plymouth, Minnesota  55447

(Former address, if changed since last report)

(763) 951-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Extension of Long-Term Supply Agreement with Medtronic, Inc.

On April 5, 2007, Enpath Medical, Inc. announced that it has entered into a five year extension of the supply agreement under which it sells introducers to Medtronic, Inc.  A copy of the of the press release is attached as Exhibit 99.1.

Item 8.01               Other Events

On April 10, 2007, Enpath announced it had completed on schedule the consolidation of its Bloomington and Plymouth, Minnesota operations into a new facility in Plymouth, Minnesota.

A copy of the press release is attached as Exhibit 99.2

On April 17, 2007, Enpath announced it had named F. Anthony Headley, Jr. as Vice President & General Manager for Enpath’s stimulation leads & and advanced steerable catheter products lines.  A copy of the press release is attached as Exhibit 99.3

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release dated April 5, 2007, announcing extension of supply agreement with Medtronic, Inc.
99.2	Press release dated April 10, 2007, announcing the completion of consolidation of the Company’s new facility.
99.3	Press release dated April 17, 2007, announcing hiring of F. Anthony Headley, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2007	ENPATH MEDICAL, INC.

/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer